Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 29, 2017 relating to the financial statements of Trip Born, Inc. These reports appear in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

RAM ASSOCIATES

Hamilton, NJ 08619.

September 7, 2017.